UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2007

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CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)
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PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 WINKS LANE, BENSALEM, PA	19020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 245-9100

NOT APPLICABLE
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2007, Charming Shoppes, Inc. (the “Company”) and Dorrit Bern, the Company’s President and Chief Executive Officer, entered into an Employment Agreement to be effective as of February 1, 2008 (the “Employment Agreement”).  The Employment Agreement replaces Ms. Bern’s existing 2005 Employment Agreement, which will expire on January 31, 2008 (the “2005 Agreement”).  The Company and Ms. Bern have agreed to significantly reduce the perquisites previously available to Ms. Bern under the 2005 Agreement and have increased her cash compensation from $1,250,000 (which did not increase over the prior three years under the 2005 Agreement) to $1,550,000.  The Employment Agreement also (1) changes the ratio of time-based and performance-based equity compensation by increasing the performance-based equity compensation, (2) limits acceleration of vesting of equity compensation upon a change in control or involuntary termination, as described below, and (3) limits the tax gross-up upon a change in control.

The Employment Agreement provides for an employment term commencing on February 1, 2008 and ending on January 29, 2011.  The Company may renew the Employment Agreement for an additional term of two or more years thereafter and must provide Ms. Bern with 90 days’ written notice before the end of the initial term as to whether it will renew the Employment Agreement.

The Employment Agreement entitles Ms. Bern to an annual base salary of $1,550,000 during the term, and eligibility to receive an annual bonus up to 200% of base salary (100% of base salary is the target).

Under the Employment Agreement, on or around April 1 of each of 2008, 2009 and 2010, Ms. Bern will be granted  restricted stock units (“RSUs”) having a fair market value of $1,200,000 on the grant date.  The RSUs will vest in three equal installments on the third, fourth and fifth anniversaries of the grant date, subject to Ms. Bern’s continued employment with the Company through the vesting date.  Vesting of outstanding RSUs may be accelerated as described below.

On or around April 1 of each of 2008, 2009 and 2010, Ms. Bern will be granted stock appreciation rights or stock options (“SARs” or “Options”) having a fair market value of $1,200,000 on the grant date.  The SARs or Options will vest in three equal installments on the third, fourth and fifth anniversaries of the grant date, subject to Ms. Bern’s continued employment with the Company through the vesting date.  Vesting of outstanding SARs or Options may be accelerated as described below.

On or around April 1 of each of 2008, 2009 and 2010, Ms. Bern will be granted performance-based RSUs and either SARs or Options having an aggregate fair market value of $1,200,000 on the grant date.  The number of RSUs, SARs or Options to be granted (“Performance Awards”) will be based on achievement of Company performance targets over one and three-year performance periods.  One-half of each grant of Performance Awards will be awarded in RSUs (“Performance RSUs”).  The number of shares of Company common stock underlying the Performance RSUs will be based on the Company’s achievement of performance goals based on relative Shareholder Return (as defined below) as compared to the Company’s peer group for the fiscal year immediately preceding the date on which the grant is made.  For example, the April 1, 2009 grant will be based on relative Shareholder Return for the fiscal year beginning in 2008.  One-half of the Performance Awards will be awarded in SARS or Options (“Performance SARs” or “Performance Options”).   The number of shares of Company common stock subject to the Performance SARs or Performance Options on each grant date will be determined based on the Company’s achievement of performance goals based on relative Shareholder Return as compared to the Company’s peer group for the three fiscal years preceding the date on which the grant is made.  For example, the April 1, 2009 grant will be based on relative Shareholder Return for the prior three-year period (i.e., fiscal years beginning in 2006, 2007 and 2008).  For purposes of the Employment Agreement, “Shareholder Return” means the return on common shares to a shareholder during the applicable performance period (assuming reinvestment of cash dividends) and is calculated based on the increase (or decrease) in the value of the Company’s stock during the performance period, based on the average value of a share of stock over the 20 trading days at the beginning of the performance period as compared to the average value of a share of stock over the 20 trading days at the end of the performance period.

The performance goals will provide for a Performance Award grant, if threshold goals are achieved, at a grant date value of 50% to 200% of target (100%) based on achievement of the performance goals; provided that the grant date value of the April 1, 2008 Performance Awards will not be less than target.  Each grant of Performance Awards will vest as to one-half of the shares on each of the first and second anniversaries of the grant date, subject to Ms. Bern’s continued employment with the Company.  Vesting of Performance Awards may be accelerated as described below.

The Employment Agreement provides for Ms. Bern’s participation in the Company’s retirement and other employee benefit programs.  Ms. Bern will receive perquisites in an amount up to $75,000 per year, on the same terms and for the same purposes as the perquisites provided to other senior executives of the Company.  The Company will provide Ms. Bern with the use of a Company car and driver for business efficiency and security purposes.

Pursuant to the Employment Agreement, Ms. Bern will receive severance benefits if her employment is terminated without cause or if she resigns for Good Reason (as defined) below.  If, in the absence of a Qualifying Termination (as defined below), Ms. Bern is terminated without cause or if she resigns for good reason, she will receive (1) two times the sum of her annual base salary and the average of the annual bonus paid for the most recent three completed fiscal years, which will be paid in 24 monthly installments; (2) monthly reimbursements equal to the COBRA rate paid for continued participation in the Company’s health plan for two years following termination (unless substantially similar benefits are provided by a successor employer) and an additional payment to cover the federal, state and local income and payroll taxes Ms. Bern incurs in connection with each of the monthly reimbursements; (3) a lump sum prorated target annual bonus for the year in which her termination occurs; (4) a lump sum reimbursement equal to Ms. Bern’s cost to secure life insurance, accidental death and dismemberment insurance and disability insurance for two years following termination, less the amount Ms. Bern would have paid had she continued participation in the Company’s life insurance, accidental death and dismemberment insurance and disability insurance programs; (5) two-year vesting acceleration of outstanding RSUs, SARs, Options and Performance Awards granted under the Employment Agreement; (6) full vesting of Ms. Bern’s accrued benefit in the Company’s Supplemental Retirement Plan; and (7) other vested benefits under the Company’s plans and programs.  For purposes of the Employment Agreement, “Good Reason” means the occurrence of any one of the following: (A) any action by the Company which results in a diminution of Ms. Bern’s authority, duties, or responsibilities; (B) requiring Ms. Bern to be based in Pennsylvania or at a location which is at least 50 miles farther from her current primary residence; (C) reducing Ms. Bern’s base salary; (D) reducing Ms. Bern’s target annual bonus opportunity; (E) failing to maintain Ms. Bern’s benefits under, or relative level of participation in, the Company’s employee benefit or retirement plans, policies, practices, or arrangements; (F) purportedly terminating Ms. Bern’s employment otherwise than as expressly permitted by the Employment Agreement; (G) failing to require any successor to the Company to assume and agree to perform the Company’s obligations hereunder; or (H) a non-renewal of the Employment Agreement by the Company.

The Employment Agreement provides a different level of severance benefits if (1) Ms. Bern’s employment is terminated without cause or she terminates for good reason upon or within 24 months after a change of control; (2) Ms. Bern’s employment terminates without cause and within three months after such termination, a change of control occurs or a binding agreement is entered into that results in a change of control; or (3) Ms. Bern resigns based on the Company or a successor materially breaching certain provisions of the Employment Agreement (each a “Qualifying Termination”).  In the event of a Qualifying Termination, Ms. Bern will receive (A) a lump sum payment equal to three times the highest rate of her annual base salary; (B) a lump sum payment equal to three times the average of the annual bonus paid for the most recent three completed fiscal years; (C) a lump sum prorated target annual bonus for the year in which her termination occurs; (D) monthly reimbursements equal to the COBRA rate paid for continued participation in the Company’s health plan for two years following termination (unless substantially similar benefits are provided by a successor employer) and an additional payment to cover the federal, state and local income and payroll taxes Ms. Bern incurs in connection with each of the monthly reimbursements; (E) a lump sum reimbursement equal to Ms. Bern’s cost to secure life insurance, accidental death and dismemberment insurance and disability insurance for two years following termination, less the amount Ms. Bern would have paid had she continued participation in the Company’s life insurance, accidental death and dismemberment insurance and disability insurance programs; (F) vesting of outstanding RSUs, SARs, Options and Performance Awards as described below; (G) full vesting of her accrued benefit in the Company’s Supplemental Retirement Plan; and (G) other vested benefits under the Company’s plans and programs.  The amounts in A and B above will be paid in a lump sum only if the change in control constitutes a “change in control event” under section 409A of the Internal Revenue Code and the Qualifying Termination occurs within two years of the transaction.

Upon a change in control, Ms. Bern’s outstanding RSUs, SARs, Options and Performance Awards granted under the Employment Agreement will become fully vested if the acquiring company does not convert the outstanding equity awards to equity awards of the acquiring company with the same economic value, vesting provisions and other applicable terms.  If, upon a change in control, the acquiring company does convert Ms. Bern’s outstanding equity awards into equity awards of the acquiring company with the same economic value, vesting provisions and other applicable terms, then vesting of the outstanding equity awards granted under the Employment Agreement will be accelerated by two years and the outstanding equity awards that would have vested over the two-year period following the change in control will become vested as of the date of the change in control, unless the terms of the applicable grant agreement provides otherwise.  If Ms. Bern’s employment terminates upon a Qualifying Termination, all of her outstanding equity awards will become fully vested.

If an excise tax under sections 280G and 4999 of the Internal Revenue Code will be triggered by any payments upon a change in control, and if the payments are at least 105% of the threshold amount that triggers the excise tax under sections 280G and 4999, the Company will pay a gross-up amount to Ms. Bern so that the amount she retains after tax is equal to the after-tax amount she would have retained had no excise tax applied.

To the extent permitted by law, the Company will pay legal fees incurred by Ms. Bern to enforce the Employment Agreement, up to a maximum of $50,000.  In the event Ms. Bern’s employment is terminated without cause or for good reason, the Company will pay directly or reimburse Ms. Bern up to a maximum of $50,000 for costs of outplacement services that she utilizes within the two-year period following termination.

If Ms. Bern’s employment terminates by reason of death or disability, the Company will pay her base salary through the date of termination, a prorated target annual bonus for the year in which her termination occurs and other vested benefits under the Company’s plans and programs.  Vesting of Ms. Bern’s outstanding RSUs, Options or SARs and Performance Awards will be fully accelerated.

Under the Employment Agreement, Ms. Bern has agreed not to compete with the Company and not to solicit its employees or suppliers during her employment and for a period of 24 months following termination of employment for any reason.  As defined in the Employment Agreement, “competitor” means a chain of retail stores with 50 or more store locations, provided that the average square footage of the chain’s stores is less than 15,000 square feet.  However, during any period in which Ms. Bern is receiving severance payments as a result of a termination without cause or for good reason (not in connection with a change of control), “competitor” means, in addition to a competitor as described above, a chain of retail stores with 100 or more store locations (without regard to square footage) whose gross revenues in plus size women’s apparel (sizes 14-34) exceeds 5% of its total gross revenues.

Item 1.02. Termination of a Material Definitive Agreement

The Employment Agreement dated as of December 31, 2007 between the Company and Ms. Bern replaces Ms. Bern’s existing 2005 Agreement.  The 2005 Agreement will terminate as of January 31, 2008.

The 2005 Agreement has a three-year term, and provides for salary, incentive compensation and benefits during the term.  The 2005 Agreement provides severance benefits if Ms. Bern’s employment is terminated without cause or if she terminates for good reason and in the event of a termination in connection with a change of control.  The 2005 Agreement provides for acceleration of vesting of outstanding equity awards upon death, disability, Ms. Bern’s termination for good reason, the Company’s termination of her employment without cause and a Qualifying Termination.  The 2005 Agreement provides for Ms. Bern’s use of an apartment in Philadelphia, a weekly round trip airplane ticket between her home and Philadelphia, an auto allowance and other perquisites with a value up to $75,000.  The 2005 Agreement provides for a tax gross-up with respect to any excise tax under section 280G of the Internal Revenue Code.  The 2005 Agreement includes non-competition and non-solicitation covenants for a period of 24 months after termination of employment.

Item 9.01. Financial Statements and Exhibits (c) Exhibits.

Exhibit No.	Description

99.1	Employment Agreement, dated as of December 31, 2007, between the Company and Dorrit J. Bern.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
Registrant)

Date: January 2, 2008	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement dated as of December 31, 2007 between the Company and Dorrit J. Bern.